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                                                                   Exhibit 10.31



                               LICENSE AGREEMENT


                                    PARTIES

This Agreement with its appendices, exhibits and schedules, (the "Agreement") is made as of 20 June, 1994 (the "Execution Date") between SIDRABE; a Latvian corporation, having a principle place of business at Riga, Latvia, (the "Licensor"), and SHELDAHL INC., a Minnesota corporation, having a principal place of business at Northfield, Minnesota, (the "Licensee").

                                    RECITALS

A. The Licensor, has over a period of years developed and patented valuable technology for depositing various metals onto metal foils, films and fabrics in a vacuum. The Licensor's patented technology being described in EXHIBIT I. The Licensor desires the further commercial development and marketing of products resulting from this technology. The Licensee, a leading maker and supplier of ceramics and metal coated foils, films, and fabrics desires to be licensed under the Licensor's patented technology for depositing various metals on metal foils and on polyester film in a vacuum in order to further develop the technology and to market products generated by this technology according to the terms of this Agreement.

B. The Licensee has developed its own technology for depositing metals on metal foils and on polyester film in a vacuum. The Licensee is also interested in licensing the similar patented technology of Licensor to manufacture and sell metal coated foils and films which incorporate the Licensor's technology in whole or in part, into its own technology according to the terms of this Agreement.

C. This Recital is provided for the convenience of the parties and shall not be used in the interpretation or construction of the Terms of this Agreement.

                             ARTICLE I: DEFINITIONS

     SECTION 1.0 DEFINED TERMS. Terms defined in this Article I and elsewhere, parenthetically, in this Agreement, shall have the same meaning throughout the Agreement. Defined terms may be used in the singular or plural.

     SECTION 1.1. "PARTY" means the Licensee and/or the Licensor.

     SECTION 1.2. "TECHNICAL INFORMATION" means any technical facts, data, or advice, written or oral (in the form of reports, letters, drawings, specifications, training and operational manuals, bills of materials, photographs and the like) relating to compositions, product designs, machine designs, molds, inspection equipment, methods, techniques, processes, accounting

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procedures, plant layouts, factory and administrative management and computer programs owned or, if owned by another, freely licensable by the Licensor, or access to associated computer services available from or through the Licensor, utilized by the Licensor prior to the Execution Date in the manufacture, processing, inspecting, testing, packaging, marketing, distribution and sale of Licensed Products.

     SECTION 1.3. "LICENSED PATENT." The subject matter of this License is Soviet Union Patent No. 1410566 A1 and Soviet Union Patent No. 1483976 A2 which describe the construction and use of metal source boats employed in the production of metal coated foils, films, and fabrics (SEE EXHIBIT II) and all corresponding foreign patents now issued or issued during the term of this Agreement together with all reissues and continuations in part. This means, including but not limited to, any European Community (EC) Asian, Commonwealth of independent States (CIS) United States (US) or other patent or patent application owned or acquired by the Licensor before the Execution Date pertaining to Licensed Products, and whether or not based on or incorporating any items of Technical information.

     SECTION 1.4 "LICENSED PRODUCTS." Metal source boats currently being used by the licensor including without limitation, metal source boats covered by licensed patents and used in the production of metal coated foils, films, and fabrics as well as such other products as may, from time to time, be added to this definition by the parties' mutual consent.

     SECTION 1.5 "LICENSOR IMPROVEMENTS" shall mean all modifications, revisions, and new models of the Licensed Products, or any part thereof, as well as all processes, machines, manufactures or compositions of matter which the Licensor or any affiliate may conceive, develop, acquire or otherwise obtain rights to during the term of this Agreement and which relate to the Licensed Products, or any of their parts, in any of the following ways:

     (a) improve the Licensed Products' performance;
     (b) reduce production costs of the Licensed Products;
     (c) increase the service life of the Licensed Products;
     (d) broaden the Licensed Products' applicability;
     (e) increase the marketability of the Licensed Products;

     or,

     (f)  replace or displace the Licensed Products in the marketplace.

     Provided nothing in these sections shall be construed to convey any rights in nonlicensed products in the current or future product lines of the Licensor.

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     SECTION 1.6 "LICENSEE IMPROVEMENTS" shall mean all modification, revisions, and new models of the Licensed Products, or any part thereof, as well as all processes, machines, manufactures or compositions of matter which the Licensee or any affiliate may conceive, develop, acquire or otherwise obtain rights to during the term of this Agreement and which relate to the Licensed Products, or any of their parts, in any of the following ways:

     (a) improve the Licensed Products' performance;
     (b) reduce production costs of the Licensed Products;
     (c) increase the service life of the Licensed Products;
     (d) broaden the Licensed Products' applicability;
     (e) increase the marketability of the Licensed Products;

     or,

     (f)  replace or displace the Licensed Products in the marketplace.

     Provided nothing in these sections shall be construed to convey any rights in nonlicensed products in the current or future product lines of the Licensee.

     SECTION 1.7 "TERRITORY." The world. The Territory may be reduced by Licensor's giving notice to Licensee that Licensor proposes to build a plant of a stated capacity, having a stated approximate capital cost, to make the Products in some specified country in the Territory in which Licensee shall not then be manufacturing the products, which country, however, shall not be the United States of America, Canada, United States of Mexico, Central and South America, any member or associated member of the European Economic Community, or Asia, to include but not be limited to Japan, Indonesia, the Philippines, Vietnam, Thailand, Taiwan, Republic of China, Malaysia, Singapore, Hong Kong, Cambodia and Korea. If, within six months of said notice Licensee or an Affiliate shall not have irrevocably committed to practice the license conferred in section 2.1 in said specified country by there building (within twenty-four months from such commitment), and operating a plant of substantially the same stated capacity and having an estimated capital cost as the plant proposed by the Licensor, and if Licensor or an Affiliate shall build such a plant there within thirty months of its notice to Licensee of its intention to do so, then the Territory shall cease to include that country.

     Section 1.8 "Affiliate." Any entity the voting stock of which is at least 80% controlled by a party to this Agreement.

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                                 ARTICLE II: EXCLUSIVE LICENSE GRANTS

          SECTION 2.1 LICENSE GRANT. The Licensor hereby grants to the Licensee a nontransferable, exclusive, perpetual license to use and sell Licensed Products employed in the production of metal coated foils, films, and fabrics whether or not within the Territory. In this regard, the Licensor shall not have the right to sublicense or subcontract any work involving any licensed Technical Information, or Licensed Patents, without prior written approval of the Licensee.

          SECTION 2.2 SUBLICENSING AND SUBCONTRACTING RIGHTS. The Licensor's license to the Licensee under section 2.1 shall include the right to sublicense or subcontract to any subsidiary of the Licensee listed in its annual report that operates in such other country agreed upon by the Parties, provided that such sublicense or subcontract is subject to the safeguards provided in this Agreement to protect the confidentiality of, and the proprietary rights in, all Technical Information and Licensed Trade Secrets.


                ARTICLE III: DISCLOSURE OF TECHNICAL INFORMATION

          SECTION 3.0 INITIAL DOCUMENTATION. Within one month after this Agreement becomes effective, the Licensor shall provide to the Licensee an initial package of Technical Information containing drawings, manuals, specifications, bills of materials and photographs, but only to the extent that the Licensor shall have prepared such material for its own use or for the use of third parties. The Licensor shall use reasonable efforts to fully disclose the metal source boat technology as it has been practiced by the Licensor. Such initial package shall be furnished by the Licensor in the form of one copy in the English language at the Licensee's manufacturing facility in Northfield, Minnesota. The cost of additional copies and translation shall be borne by the licensee. Nothing in this agreement shall be construed to require the Licensor to engage in special engineering or technical studies on behalf of the Licensee, nor to provide any information that was not utilized by the Licensor.

          SECTION 3.1 FUTURE DELIVERY OF TECHNICAL INFORMATION. During the term of this Agreement, the Licensor shall have its management representatives meet from time to time, and whenever reasonably requested by the Licensee, with representatives of the Licensee to review the scope and content of any Technical Information of interest to the Licensee and to work out practical procedures for promptly disclosing any item of Technical Information to the Licensee. The Licensor shall, during the term of this Agreement, upon prior written request of the Licensee disclose to the Licensee's designated representatives, without unjustified delay, any Technical Information requested by them.

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Such requests shall, in each case, be for specific items of such Technical
Information. The obligation of the Licensor to answer such requests shall be limited: (a) to supplying drawings, training and operational manuals, specifications, bills of materials and photographs, but only to the extent that the Licensor shall have prepared such material for its own use or for the use of third parties, and (b) as to all Technical Information, to cause each such request to be fully and fairly answered to the best of the ability of the Licensor. Upon receipt of invoices from the Licensor, from time to time, the Licensee shall promptly reimburse the Licensor for any expenses, at the Licensor's normal internal costs, which the Licensor shall incur, including freight, shipping expenses and reproduction of documents, in information requested by the Licensee pursuant to this paragraph, but excluding personnel costs.

          SECTION 3.2 VISITS TO LICENSOR'S FACILITIES. The Licensor shall, during the term of this Agreement, upon prior written request of the Licensee, arrange for duly authorized representatives of the Licensee to visit factories, laboratories, or other facilities of the Licensor where the Licensor employs metal source boats to produce, and/or process, metal coated foils, films, and fabrics, and to inspect at such factories, laboratories, or other facilities, all such operations that utilize Technical Information. The Licensor shall not be obligated to arrange for visits to an extent that by reason of the number of visits, or the number of representatives, such visits shall interfere with the operation of any of the Licensor's facilities so visited.

          SECTION 3.3 LICENSOR'S TECHNICAL PERSONNEL. The Licensor shall, during the term of this Agreement, upon prior written request of the Licensee, make available to the Licensee, at offices, factories, laboratories, or other facilities of the Licensee in the United Sates of America, the services of personnel of the Licensor who are familiar with the manufacture of Licensed Products, for consultation and advice concerning the Licensee's operations relating to Licensed Products and the evaluation and/or purchase by the Licensee of any machines or devices offered by third parties which were used or have been considered in any advanced fashion by the Licensor in connection with the production of metal coated foils, films, and fabrics utilizing metal source boats, the Licensor shall not be required under this paragraph to provide more than 10 man days of such services in any calendar year. The Licensee shall pay the Licensor, in United States Dollars, or the currency in which the expense is incurred, or the salary paid, the amount of (a) the reasonable travel and subsistence expense incurred by any such Licensor employee in traveling from his place of regular employ to, visiting, and returning to his place of regular employ from the plants of the Licensee, and (b) the allowances for any such employee, on a per-diem basis, for the entire period such

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employee is engaged away from his place of regular employ in providing services to the Licensee and in traveling to and returning from the Licensee's plant or plants, the total of such allowances not varying unreasonably from an estimate thereof provided by the Licensor prior to the rendering of such services. After the return of such employee, the Licensor will advise the Licensee of the actual amounts of items (a) and (b) above, and the Licensee shall pay such total within 30 days after receipt of the Licensor's invoice. The Licensee shall pay all salaries, travel and subsistence expenses of the Licensee's representatives in availing itself of the Licensor's facilities or assistance under any provision of this Article III.

          SECTION 3.4 LICENSOR'S APPLICATION PERSONNEL. The Licensor shall, during the term of this Agreement, upon prior written request of the Licensee, make available to the Licensee, at any of its plants, the services of one or more employees of the Licensor who are familiar with Technical Information for the following tasks: (a) consultation and advice concerning the Licensee's utilization of the Technical Information; and the Licensee's utilization of the Technical Information; and (b) the training of the Licensee's personnel, provided that the Licensor shall not furnish more than two qualified personnel at a time, no more than two weeks at a time, and no more than twice in any calendar year. The Licensee shall pay the Licensor, in United States Dollars, or the currency in which the expense is incurred, or the salary paid, the amount of (a) the reasonable travel and subsistence expense incurred by any such Licensor employee in traveling from his place of regular employ to, visiting, and returning to his place of regular employ from the plants of the Licensee, and (b) the allowances for any such employee, on a per-diem basis, for the entire period such employee is engaged away from his place of regular employ in providing services to the Licensee and in traveling to and returning from the Licensee's plant or plants, the total of such allowances not varying unreasonably from an estimate thereof provided by the Licensor prior to the rendering of such services. After the return of such employee, the Licensor will advise the Licensee of the actual amounts of items (a) and (b) above, and the Licensee shall pay such total within 30 days after receipt of the Licensor's invoice. The Licensee shall pay all salaries, travel and subsistence expenses of the Licensee's representatives in availing itself of the Licensor's facilities or assistance under any provision of this Article III.

          SECTION 3.5 COMPUTER SERVICES. Design and analytical computer services will be available for the Licensee's use but only at a Licensor facility under the control and supervision of Licensor personnel to help solve problems, the design and analytical computer programs themselves not being an item of Technical Information to be disclosed. Administrative, financial, process control and topography computer programs

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(excluding all material relating to source software and source material which are specifically excluded) shall be disclosed to the Licensee, but any costs incurred by the Licensor in documentation and computer language conversions or modifications performed in order to transfer the program and place the program in a form usable by the Licensee, shall be paid for at an hourly rate which approximates the then current Latvian rate for such services by the Licensee within 45 days after receipt of an invoice for this work from the Licensor.

          SECTION 3.6 EXCLUSION OF CERTAIN THIRD PARTY INFORMATION. The Licensor shall not be required to furnish to the Licensee any information that the Licensor receives or has received from third parties which information the Licensor may not lawfully disclose, or the utilization of which requires the payment of royalties by the Licensor to third parties, except when such utilization is permissible with the payment of an appropriate royalty by the Licensee. Nor shall the Licensor be required to furnish to the Licensee any information that the Licensor develops for, or developed in cooperation with third parties, and which information may not be lawfully disclosed by the Licensor. Notwithstanding the above, the Licensor shall promptly disclose to Licensee any prior and subsequent discussions Licensor has with third parties regarding the licensing or sublicensing of the source boat patents which are the subject of this agreement.

          SECTION 3.7 INCLUSION OF DEFINED FUTURE INVENTIONS. If, during the term of this Agreement, the Licensor shall conceive, make or acquire any inventions relating to Licensed Products, or useful in their manufacture, processing, testing, inspecting or packaging, and shall file, or decide to file any patent application thereon, the Licensor shall, with reasonable promptness, advise the Licensee, in writing, concerning such invention. The Licensor further agrees to notify the Licensee in writing of any patent of any country of the world that the Licensor owns or acquires during the term of this Agreement, and that claims an invention relating to Licensed Products, or is useful in their manufacture, processing, testing, inspecting or packaging. The Licensor shall grant to the Licensee a royalty-free, exclusive, nontransferable right and license under any such patent or resulting patent. Such license shall be limited according to the terms set forth in section 2.1. Any license granted pursuant to this section 3.7 shall continue for the unexpired term of the patent licensed.

          SECTION 3.8 PERIODIC TECHNICAL REPORTS. From time to time during the term of this Agreement, the Licensor shall provide to the Licensee copies of technical reports and evaluations relating to the manufacture of Licensed Products which the Licensor, in its sole discretion, shall deem to be of interest to the Licensee. During any meeting of representatives of the Licensee and the Licensor, or in response to any subsequent written

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request of the Licensee, the Licensor shall transmit to the Licensee any requested specific item of technical data at its disposal, relating to the manufacture of Licensed Products, including the design of machines and equipment employed in such manufacture. Subject to the Licensee's obligations under
Article VII, the Licensor hereby grants to the Licensee an exclusive, unrestricted right and license to use such information transmitted to the Licensee in the manufacture, sale and use of metal source boats which are employed in the production of metal coated foils, films, and fabrics subject to the limitations of the license set forth in Article II.


                          ARTICLE IV: LICENSE PAYMENTS

          SECTION 4.0 LUMP SUM PAYMENT. In consideration of the Licensor's furnishing the Technical Information and services to the Licensee as set forth in Article III and for the licenses granted to the Licensee under Article II and as may be granted pursuant to section 3.7, the Licensee shall pay to the Licensor an annual licensing fee of $50,000. For the year of 1994 this fee shall be payable at the rate of $10,000 per week for five weeks, the first payment of $10,000 being made upon the execution date of this Agreement with all subsequent annual payments of $50, 000 being paid in a lump-sum on each subsequent January 15, beginning on January 15, 1995, and continuing throughout the term of this Agreement. However, the entire License Fee will become immediately due and payable upon the Licensor's termination of this Agreement under Article IX. Such License Fees shall be paid in United States currency by money transfer to the following account of the Licensor: LTNIBANC A/S, Stannings Plads 1-3, Copenhagen, DK-1786 Copenhagen V, DENMARK for RIGA Bank Account No. 5005568953 in favor of A/P "SIDRABE" Account No. 07000311.

          SECTION 4.1 LATE PAYMENTS. If the Licensee shall fail or refuse to make any payment hereunder on or before the date on which such payment is due, the Licensee shall Pay to the Licensor, at the time such payment is actually made, an administrative fee equal to 3% of the amount of such payment for each month, or fraction of a month, that such payment is overdue.

          SECTION 4.2 NET OF DEFINED TAXES. No taxes or other charges imposed with respect to or based upon such payments by or under the authority of any government, treaty organization or subdivision of either, other than the United States or a subdivision thereof, shall be deducted from such payments to the Licensor, except income tax which is fully creditable by the Licensor against United States income tax under the foreign tax credit provisions of the Internal Revenue Code of the United States ("Creditable Income Tax"). The Licensee shall deduct Creditable Income Tax from payments made hereunder and withhold and pay it to the relevant tax authority, and shall provide to

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the Licensor such receipts and documentation as the Licensor may reasonably request for the Licensor to receive full credit for such withheld payment. Except for the Creditable Income Tax, the Licensee shall reimburse the Licensor for any such taxes and charges that the Licensor may be required to pay in connection with this Agreement and/or that the Licensee is require--d by law to deduct from payments made hereunder.


                   ARTICLE V:  INFORMATION FROM THE LICENSEE

          SECTION 5.0 LICENSEE REPORTS AND DOCUMENTATION. To permit both parties to obtain the full benefit of a free exchange of pertinent technical information, the Licensee shall transmit to the Licensor, from time to time during the term of this Agreement, copies to the Licensee's technical reports and evaluations relating to the manufacture of Licensed Products which the Licensee, in its sole discretion, shall deem to be of interest to the Licensor. During any meeting of representatives of the Licensee and the Licensor, or in response to any subsequent written request of the Licensor, the Licensee shall transmit to the Licensor any requested specific item of technical data at its disposal, relating to the manufacture of Licensed Products, including the design of machines and equipment employed in such manufacture. Subject to the Licensor's obligations under section 5.2, the Licensee hereby grants to the Licensor a nonexclusive, unrestricted right and license to use such information transmitted to the Licensor in the manufacture, sale, and use of Licensed Products employed in the production of metal coated foils, films, and fabrics as incorporated in equipment sold by the Licensor.

          SECTION 5.1 LICENSEE'S FUTURE INVENTIONS. If, during the term of this Agreement, the Licensee shall conceive, make or acquire any inventions relating to Licensed Products which are useful in their manufacture, processing, testing, inspecting, or packaging, and shall file, or decide to file any patent application thereon, the Licensee shall, with reasonable promptness, advise the Licensor, in writing, concerning such invention. If such proposed patent application shall contain any information that is confidential under section 6.1, the Licensee shall obtain the Licensor's written approval before filing the application to disclose such confidential information. The Licensor will respond to the Licensee's request for approval with reasonable promptness and its approval shall not be unreasonably withheld. The Licensee shall further notify the Licensor in writing of any patent of any country of the world that the Licensee owns or acquires during the term of this Agreement, and that claims an invention relating to Licensed Products, or is useful in their manufacture, processing, testing, .inspecting or packaging. The Licensee shall grant to the Licensor a royalty-free, exclusive, nontransferable right and license under any such patent or

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resulting patent, limited, however, to the use of processes, machines, and compositions, and to the making, using and selling of metal coated foils, films and fabrics utilizing metal source boats defined by such patent. Any license granted under this section 5.1 shall continue for the unexpired term of the patent licensed subject to the condition that this license shall be subject to termination.

          SECTION 5.2 LICENSOR'S DUTY OF CONFIDENCE. During the term of this Agreement, and for five (5) years thereafter, the Licensor agrees to take all reasonable care to keep confidential any and all information acquired in any manner from the Licensee, including such information disclosed under section 5.0, and all other information which might be exposed to the Licensor while on the premises of the Licensee, and shall not disclose it to third parties, provided that such information is in written or other tangible form and clearly marked or identified as being confidential at the time of disclosure or, if disclosed orally, such information shall be identified as confidential at the time of disclosure with subsequent confirmation to the Licensor in writing within 30 days after disclosure identifying the date and type of information disclosed. This obligation shall not apply to any information that: (a) is disclosed by, or readily ascertainable through ordinary disassembly, inspection, measurement and analysis of, products sold by the Licensee; (b) is publicly available at the time of disclosure; (c) is lawfully obtained by the Licensor from a third party who shall not have improperly derived such information, directly or indirectly, from the Licensee; (d) is lawfully in the possession of the Licensor, in any recorded form, before the time of disclosure and such recorded form is produced by the Licensor; (e) is disclosed by the Licensor with the permission of the Licensee on a nonconfidential basis; or (f) is developed by or on behalf of the Licensor by individuals who have not developed or received information under this Agreement.


                     ARTICLE VI:  INFORMATION FROM LICENSOR

          SECTION 6.0 LICENSEE'S RETENTION OF TECHNICAL INFORMATION IN CONFIDENCE. During the term of this Agreement and for five (S) years thereafter, (such period to begin from the signature of this Agreement) the Licensee shall take all reasonable care to keep confidential all Technical Information acquired in any manner from the Licensor and all other information which might be exposed to the Licensee while on the premises of the Licensor, and shall not disclose it to third parties, provided that such Technical Information and other information is in written or other tangible form and clearly marked or identified as being confidential at the time of disclosure or, if disclosed orally, such information shall be identified as confidential at the time of disclosure with subsequent confirmation to the Licensee in

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writing within 30 days after disclosure identifying the date and type of information disclosed.

          SECTION 6.1 EXCEPTIONS TO CONFIDENTIALITY. The obligations set forth in section 6.0 shall not apply to any information that: (a) is disclosed by Licensed Products sold by the Licensor; (b) is publicly available at the time of disclosure; (c) is lawfully obtained by the Licensee from a third party who has not illegally derived such information, directly or indirectly, from the Licensor; (d) is lawfully in the possession of the Licensee, in any recorded form, before the time of disclosure and such recorded form is produced by the Licensee; (e) is disclosed by the Licensee with the permission of the Licensor on a nonconfidential basis; (f) is disclosed in a patent application filed by the Licensee with prior written approval from the Licensor pursuant to the provisions of section 5.1; or (g) is developed by or on behalf of the Licensee by individuals who have not developed or received information under this Agreement.


                 ARTICLE VII:  REPRESENTATIONS AND LIMITATIONS

          SECTION 7.0 NO KNOWLEDGE OF INFRINGEMENT. The Licensor represents that the technology for the production and use of metal source boats employed in the production of coating metal foils, films, and fabrics was developed internally at the Licensor or acquired by the Licensor, and was not misappropriated from another, and further represents that, to the best of its knowledge the Licensor's production and use of Licensed Products employed in the coating of metal foils, films, and fabrics does not now infringe patents owned by another. Except for such representations of origin and non-infringement as provided for in the immediately preceding sentence, the Licensor makes no warranty or representation that the Licensee's utilization of information received from the Licensor will not infringe patents owned by anyone other than the Licensor, nor any warranty or representation as to the validity or scope of any patent under which a license is granted. The obligations between the Parties shall in no way be affected, and no obligation shall be created, as a result of (a) an adjudication or determination of any court, administrative agency, tribunal or other governmental body that a claim of any Licensed Patent is invalid, or (b) a claim that the utilization of Technical Information might infringe the patent rights of others. The Licensee assumes all risks of liability to any third person by reason of infringement of patents owned by such third persons.

          SECTION 7.1 LICENSEE'S DISCLAIMER OF INFRINGEMENT REPRESENTATION. The Licensee makes no warranty or representation that the Licensor's utilization of information furnished, or patent license granted by the Licensee to the Licensor under this Agreement will not infringe patents owned by parties other than

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the Licensee, nor any warranty or representation as to the validity or scope of any patent under which a license is granted. The obligations between the parties shall in no way be affected, and no obligation shall be created as a result of (a) an adjudication of determination of any court, administrative agency, tribunal or other governmental body that a claim of any licensed patent is invalid, or (b) a claim that the utilization of any information furnished to the Licensor by the Licensee might infringe the patent rights of others. The Licensor assumes all risks of liability to any third person by reason of infringement of patents owned by such third persons.

          SECTION 7.2 DISCLAIMER OF WARRANTIES. Nothing in this Agreement shall be construed as: (a) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third persons; or (b) a requirement that either party shall file any patent application, secure any patent, or maintain any patent in force; or (c) an obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or (d) an obligation to furnish any Technical Information beyond that identified in
Article III, or any information concerning pending patent applications; or (e) granting by implication, estoppel, or otherwise, any licenses or rights under patents other than the Licensed Patents. Except for those representations set forth in section 7.0, the Licensor does not make any representations, extend any warranties of any kind, either express or implied including but not limited to warranties of fitness for a particular purpose or of merchantability or otherwise, or assume any responsibilities whatever with respect to use, sale, or other disposition by the Licensee or its vendees or transferees of products incorporating or made by use of any information, including Technical Information, Licensed Trade Secrets and Licensed Patents, licensed under this Agreement.


                    ARTICLE VIII: GOVERNMENTAL AUTHORIZATION

          SECTION 8.0 EXPORT AUTHORIZATION. This Agreement, and any Technical Information provided under it, may be subject to restrictions concerning the export of products or Technical Information from the Government of Latvia or any other competent authority. Accordingly, the Parties agree that they shall not export or re-export, directly or indirectly, any Technical Information acquired under this Agreement or any products utilizing any such Technical Information to any country for which the Government of Latvia or other competent authority at the time of export requires an export license or other approval, without first obtaining the written consent to do so from the Government of Latvia or other competent authority when required by a applicable statute or regulation. The Licensor shall provide to

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the Licensee reasonable assistance for determining the need for, and the procuring of, such consent.

          SECTION 8.1 OTHER AUTHORIZATION. Promptly after the signature of this Agreement, the Licensor, at its own expense, shall procure any authorization required by the Government of Latvia and the jurisdictions in which the Licensor has a place of business and where activity and government approval may be needed for the entry into or performance of this Agreement. The Licensor shall furnish to the Licensee a copy of such approval promptly after receiving it, or shall deliver it to the Licensee along with this Agreement upon signing by the Licensor if such approval shall have been obtained before that time. If any such authorization is necessary is and shall not have been obtained within 90 days after the execution date, the negotiations for this Agreement shall be deemed unsuccessfully concluded unless a later date for obtaining such authorization shall be agreed to in writing by the Licensee. If no such authorization is required, the Licensor shall so advise the Licensee upon signing this Agreement, in which case this Agreement shall become effective as otherwise provided herein without regard to such authorization. Throughout the term of this Agreement, the Licensor shall comply with all the requirements imposed by such government as a condition of permitting full compliance with the provisions of this Agreement and the Licensor shall register and/or file the license before any governmental authority, if such filing or registering is necessary in order for this Agreement to be valid and binding upon the Licensor, and to permit payments to be remitted to the Licensee under the terms of this Agreement.


                       ARTICLE IX:  TERM AND TERMINATION

          SECTION 9.0 EFFECTIVENESS. Subject to the provisions of Article VIII, this Agreement shall become effective on the latter of the date on which the parties sign the Agreement or the date of approval by the Latvian government, and, unless terminated earlier in accordance with section 9.1, shall remain in effect for ten (10) years from the Effective Date of this Agreement.

          SECTION 9.1 DEFAULTS. During the continuance of any one of the following defaults, this Agreement may be terminated by serving notice of such termination as follows:

          (a) if either Party shall default in the performance observance of any of its obligations under Article VI and section 5.2, and such default shall not be cured within seven days after notice specifying such default has been served upon the defaulting party; or

          (b) if either Party shall default in the performance or observance of any of its obligations under this Agreement,

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

excluding obligations under Article VII and section 6.2, and such default shall continue for 90 days after notice specifying such default has been served upon the defaulting Party; or

          (c) if either Party shall discontinue business or become bankrupt or insolvent, or apply for or consent to the appointment of a trustee, receiver, or liquidator of its assets, or seek relief under any law for the aid of debtors, or take or permit any action under U.S. and/or Latvian laws similar to the foregoing.

Such right to termination shall not be exclusive, and exercise by either Party shall not preclude the exercise by such Party of any other right or remedy that it may have by law against the defaulting Party on account of any default by the defaulting Party.

          SECTION 9.2 SURVIVAL. Except as expressly otherwise provided in this Agreement, its termination shall not relieve any party of any obligation or liability accrued hereunder prior to such termination, nor affect or impair the rights of any Party arising under this Agreement prior to such termination. Without limiting the foregoing Articles II, VI and VII and section 5.2 shall survive termination or expiration of this Agreement.


                    ARTICLE X: GENERAL TERMS AND CONDITIONS

          SECTION 10.0 MARKS AND PUBLICITY. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation (including any contraction, abbreviation, or simulation of any of the foregoing). Without the express written approval of the other Party, no Party shall use any designation of the other Party in any promotional activity associated with this Agreement or the Licensed Product. Neither Party shall issue any press release or make any public statement in regard to this Agreement without the prior written approval of the other Party.

          SECTION 10.1 FORCE MAJEURE. Neither the Licensor nor the Licensee shall be held responsible for any delay or failure in the performance of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, embargo, governmental action or failure to act, the act of any civil or military authority, acts of God, inability to secure transportation facilities, acts or omissions of carriers, power outages, or by any other causes beyond its control whether or not similar to the foregoing, provided that the hindered Party (a) notifies the other Party of such cause, (b) exercises reasonable effort to cure such delay or failure and resume performance, and (c) excuses performance by the other Party during the period of such delay or failure.

          SECTION 10.2 NOTICES. All notices given under this Agreement shall be delivered by hand, by facsimile or registered mail, to the facsimile address below listed, or, if by mail, to the address below given to the attention of the Headquarters of the signing party or to any other address or to the attention of any other person which may be designated in the future by the party affected. Notice will be deemed given when received by the addressee's facsimile machine, the addressee's answerback code to constitute evidence, thereof or when mailed, properly addressed with sufficient postage affixed. Copies of all notices shall be given.

          10.2.1 in the case of Licensor, to with a copy of ail notices, however sent, to:

                                 CEO
                                 SHELDAHL, Inc.
                                 1150 Sheldahl Road
                                 Northfield, MN  55057

          10.2.2 in the case of Licensee, to with a copy of all notices, however sent, to:

                                 President
                                 SIDRABE A/S
                                 17 Krustpils Str.
                                 RIGA, LV-1073
                                 Latvia

          SECTION 10.3 RIGHT TO CONTINUE WORK WITH THIRD PARTIES. Subject to the terms of this Agreement, each Party shall be free to engage in other work, alone or with others, and to furnish information to and receive information from others.

          SECTION 10.4 LIMITATION OF RIGHTS. Except as expressly provided in this Agreement, nothing contained herein shall be construed as conferring any license or other rights by implication, estoppel or otherwise, under any patent or patent applications, or any copyrights, trademarks, trade names or trade dress.

          SECTION 10.5 LIMITATION OF LIABILITY. Neither Party will be liable to the other for any indirect, special or consequential damages whatsoever, whether grounded in tort (including negligence) , strict liability or contract, and neither party's liability under any circumstances shall exceed the contract price hereunder.

          SECTION 10.6 INDEPENDENT CONTRACTOR. In the performance of this Agreement, the status of the parties, including its employees and agents, shall be that of independent contractors and not as employees or agents, or fiduciaries of the other Party, and as such, neither Party shall have the right to make commitments for or on behalf of the other Party.

          SECTION 10.7 GENERAL INDEMNIFICATION. Each Party shall be responsible for (a) the safety of its own employees and agents while engaged in work under the Agreement, and (b) any liability for damages or personal injuries, including death, resulting from work under the Agreement, without any warranty, liability, or indemnification on the part of the other Party.

          SECTION 10.8 NO WAIVER. Failure at any time to require performance of any of the provisions herein shall not waive or diminish a Party's right thereafter to demand compliance therewith or with any other provision. Waiver of any default shall not waive any other default. A party shall not be deemed to have waived any rights hereunder unless such waiver is in writing and signed by a duly authorized officer of the party making such waiver.

          SECTION 10.9 SEVERABILITY. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision is held, illegal or unenforceable, the parties shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as is practical, implements purposes of the section held invalid, illegal and unenforceable.

          SECTION 10.10 ASSIGNMENT. This Agreement or any rights hereunder shall not be assigned or transferred, in whole or in part, by either party without the prior written consent of the other Party and any assignment without such consent shall be invalid.

          SECTION 10.11 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Minnesota, United States of America, and in accordance with the English language text in the form executed by the Parties.

          SECTION 10.12 INTERPRETATION; DISPUTES. In interpreting this Agreement the singular shall be read as the plural in each instance as sense shall require. Any dispute, controversy or claim arising out of or relating to this Agreement, or a breach thereof (except a dispute, controversy or claim involving United States antitrust or antimonopoly laws or the validity or alleged infringement of any patent) shall be finally settled by arbitration in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be conducted in the English language by a sole neutral arbitrator. The arbitration, including the rendering of the award, shall take place in Minneapolis, Minnesota if commenced by Licensor, and Riga, Latvia if commenced by Licensee. Any dispute arising hereunder shall be resolved promptly. The arbitrator shall interpret this Agreement in accordance with the governing substantive law and shall have the power of a court of law and equity, and by order such discovery prior to hearings as to him shall seem appropriate. He shall have the power to enter legal and equitable relief and to award, equally or otherwise, the costs of the arbitration. His award shall be final, binding and nonappealable. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the party adversely affected by the award.

          SECTION 10.13 AMENDMENTS. No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the Parties unless made in writing and signed by a duly authorized representative of each Party.

          SECTION 10.14 ENTIRE AGREEMENT. This Agreement and the attached Exhibit (s) constitute the entire agreement between the Parties with respect to its subject matter, and supersede all previous discussions, representations and understandings.


                                   EXECUTION

          In consideration of the foregoing terms and conditions, the Licensor and the Licensee have executed this Agreement as of the date first written above.


  /s/ Edgar Yadin                      20  June  1994
------------------------           -----------------------------
Edgar Yadin, Ph.D.                 Attest:
President, SIDRABE



  /s/ Ross P. Miller                   20  June  1994
------------------------           -----------------------------
Ross P. Miller                     Attest:
Vice President Europe, SHELDAHL

                                   EXHIBIT I


                       GENERAL DESCRIPTION OF TECHNOLOGY
                       ---------------------------------


SIDRABE has developed technology for the deposition of various metals on metal foils and onto films. This technology which employs innovative equipment developed by SIDRABE can be used in the production of copper laminates and foils.

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